UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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Cracker Barrel Old Country Store, Inc.
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Investor Contact:	Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer
(615) 235-4432
Mark Harnett, MacKenzie Partners, Inc.
(212) 929-5877

Media Contact:	Julie K. Davis, Senior Director, Corporate Communications
(615) 443-9266
Ruth Pachman, Kekst and Company
(212) 521-4891

CRACKER BARREL URGES SHAREHOLDERS TO VOTE AT ANNUAL MEETING NEXT TUESDAY

Calls for Shareholders to Support Continued Business Momentum by Electing All Of Its Nominees

Asks Shareholders to Follow ISS Recommendation on Board Election

LEBANON, Tenn., December 15, 2011 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today called on shareholders to vote for all of the Company’s nominees next week at its annual meeting on December 20, 2011, to allow the Company to continue focusing on its new strategic initiatives, which have been positively impacting financial performance and enhancing shareholder value. The Company encouraged its shareholders to follow ISS’s recommendation on the Board nominees and vote the WHITE proxy card.

“Our reconstituted Board and new management team are united in their commitment to enhance shareholder value with our new marketing and product strategy, improved operations, and focused cost reductions,” said Sandra B. Cochran, president and chief executive officer. “While we are encouraged by the solid and continued improvements the Company has made since I took office and other management and Board-level changes have taken effect, we will always be evaluating our performance and looking for additional areas of improvement. We ask that you vote for ALL of the Company’s nominees at next week’s annual meeting and NOT place Sardar Biglari on the Board, and thereby enable your new leadership team to continue executing its successful strategic initiatives.”

ISS and Egan-Jones have both recommended that shareholders vote in favor of the Company’s entire slate of nominees for the Board of Directors.

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Cracker Barrel Urges Shareholders to Vote at Annual Meeting Next Tuesday

December 15, 2011

ISS summarized the matter well: “In aggregate, the company’s key performance trends, careful executive succession process, and current board renewal efforts strongly suggest that the dissident’s arguments are poorly-founded, and that there is not a compelling need for shareholders to effect board change at this time. Shareholders should vote FOR the management slate of nominees on the WHITE card.”1

The Company added that it believes that Mr. Biglari’s presence on the Board would jeopardize Cracker Barrel’s progress, and ultimately destroy shareholder value. The Company believes that Mr. Biglari has a conflict of interest, a questionable agenda, a track record of taking control of a company without paying a change-of-control premium, and poor corporate governance at his own company, Biglari Holdings.

Cracker Barrel is also asking shareholders to vote in favor of its shareholder-friendly rights plan. The Company said that it believes approval of the rights plan is critical in preventing Mr. Biglari from seeking to take control of Cracker Barrel without paying a change-of-control premium to all other shareholders, as he has in the past. It noted that in response to concerns from some of its large shareholders, the Company has amended the rights plan so that passive institutional shareholders are now permitted to own up to 20% of the Company’s shares without triggering the rights plan.

“Our Company is at a critical juncture,” Ms. Cochran added. “Our strategic initiatives are generating measurably improved results and enhancing shareholder value, but we believe the momentum we are generating depends upon our retaining the cohesion of our newly revitalized Board and management team. We ask that our shareholders join with us in working to preserve and build upon these improvements to our Company’s operational and financial performance by voting FOR ALL of the Company’s nominees, and to help us protect the value of all shareholders’ investments by voting FOR the amended rights plan.”

Cracker Barrel urges shareholders to vote the WHITE card they have received from the Company and to vote “FOR ALL” eleven of the Company’s nominees to its Board of Directors. In order to insure that their vote is received in time, shareholders are urged to vote by telephone or Internet by following the instructions on the Company’s WHITE card. Cracker Barrel urges shareholders NOT to sign any gold proxy card sent to them by Sardar Biglari. Even a withhold vote for Biglari on a gold proxy card will cancel any previous proxy submitted by shareholders that voted “FOR ALL” the Company’s nominees.

If shareholders have any questions or require assistance with voting their WHITE proxy card, they can contact MacKenzie Partners, Inc., toll-free, at (800) 322-2885.

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[1]	Permission to use quotes from the ISS report was neither sought nor obtained.

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Cracker Barrel Urges Shareholders to Vote at Annual Meeting Next Tuesday

December 15, 2011

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 608 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. — 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2011 Annual Meeting. On November 8, 2011, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

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